Exhibit 21
SUBSIDIARIES OF GLADSTONE COMMERCIAL CORPORATION
Delaware
2525 N Woodlawn Vstrm Wichita KS, LLC
260 Springside Drive, Akron OH LLC
ABC12 Ottumwa IA LLC
ACI06 Champaign IL LLC
AFL05 Duncan SC LLC
AFL05 Duncan SC Member LLC
AFR11 Parsippany NJ LLC
AL13 Brookwood LLC
AL15 Birmingham LLC
APML07 Hialeah FL LLC
AZ14 Phoenix LLC
CA14 Rancho Cordova GP LLC
CA14 Rancho Cordova LP
CBP11 Green Tree PA GP LLC
CBP11 Green Tree PA, L.P.
C08 Fridley MN LLC
CDLCI07 Mason OH LLC
CI05 Clintonville WI LLC
CMI04 Canton NC LLC
CMS06-3 LLC
CO13 Englewood LLC
CO14 Aurora LLC
CO14 Denver LLC
COCO04 Austin TX, L.P.
COCO04 Austin TX GP LLC
Corning Big Flats LLC
CVG12 New Albany OH LLC
D08 Marietta OH LLC
DBPI07 Bolingbrook IL LLC
EE 208 South Rogers Lane, Raleigh NC LLC
EE07 Raleigh NC, L.P.
EE07 Raleigh NC GP LLC
EI07 Tewksbury MA LLC
First Park Ten COCO San Antonio, L.P.
First Park Ten COCO San Antonio GP LLC
FL16 Fort Lauderdale LLC
FMCT08 Chalfont PA GP LLC
FMCT08 Chalfont PA LP
FS11 Hickory NC GP LLC
FS11 Hickory NC, LP
FTCHI07 Grand Rapids MI LLC
GA15 Hapeville LLC
GA15 Villa Rica LLC
GBI07 Syracuse NY LLC
GCC1302 Egg Harbor NJ LLC
GCC Acquisition Holdings, LLC
GCO12 Jupiter FL LLC
Gladstone Commercial Advisers, Inc.
Gladstone Commercial Corporation
Gladstone Commercial Limited Partnership
Gladstone Commercial Partners LLC
Gladstone Commercial Lending LLC
GSM, LLC
HMBF05 Newburyport MA LLC

IN14 Indianapolis LLC
IPA12 Ashburn VA LLC
IPA12 Ashburn VA SPE LLC
LittleArch04 Charlotte NC Member LLC
Little Arch Charlotte NC LLC
MI13 Novi LLC
MI14 Monroe Frenchtown LLC
MI14 Revard LLC
MN13 Blaine, LLC
MPI06 Mason OH LLC
NARA12 Fort Worth TX, L.P.
NARA12 Fort Worth TX GP LLC
NCH12 Columbus OH LLC
NH10 Cumming GA LLC
NW05 Richmond VA LLC
OB Crenshaw GCC, L.P.
OB Crenshaw SPE GP LLC
OB Midway NC Gladstone Commercial LLC
OH04 North Canton LLC
OH14 Columbus LLC
OH15 Dublin LLC
PA14 Taylor LLC
PA16 Prussia LLC
PNA11 Boston Heights OH LLC
Pocono PA GCC GP LLC
Pocono PA GCC, L.P.
PZ05 Maple Heights OH LLC
RB08 Concord OH LLC
RC06 Menomonee Falls WI LLC
RCOG07 Georgia LLC
Richardson TX15 LLC
RPT08 Pineville NC GP LLC
RPT08 Pineville NC LP
SCC10 Orange City IA LLC
SJMH06 Baytown TX GP LLC
SJMH06 Baytown TX L.P.
SLEE Grand Prairie, L.P.
SRFF08 Reading PA GP LLC
SRFF08 Reading PA LP
STI05 Franklin NJ LLC
SVMMC05 Toledo OH LLC
TCI06 Burnsville MN LLC
TMC11 Springfield MO LLC
TUP12 Columbus GA LLC
TX13 Allen LLC
TX13 Austin LLC
TX14 Allen II LLC
TX14 Colleyville LLC
TX14 Coppell LLC
UT15 Draper LLC
UT16 Taylorsville LLC
VW12 Columbia SC LLC
WC11 Springfield MO LLC
WEC11 Dartmouth MA LLC
WMI05 Hazelwood MO LLC
WPI07 Tulsa OK LLC
YCC06 South Hadley MA LLC
YorkTC05 Eatontown NJ LLC

Ohio
Hemingway at Boston Heights, LLC
Massachusetts
GCLP Business Trust I
GCLP Business Trust II